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                                   EXHIBIT 3.3

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                    SOUTHERN COMMUNITY FINANCIAL CORPORATION



         Pursuant to ss.55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

         1. The name of the Corporation is "Southern Community Financial Corporation".

         2. The amendment adopted by the sole shareholder on February 8, 2001, serves to increase the authorized number of shares of common stock from 20,000,000 to 30,000,000

         3. The above amendment was approved by written unanimous consent of the directors and shareholders in accordance with the requirements of ss.55-10-03 of the North Carolina General Statutes.

         4.       These articles will be effective upon filing.


This the 22th day of March, 2001


                                        Southern Community Financial Corporation



                                        By: /s/ F. Scott Bauer
                                           -------------------------------------
                                           F. Scott Bauer
                                           Chief Executive Officer